UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2004 (February 19, 2004)

SigmaTel, Inc.

(Exact name of registrant as specified in its charter)

000-50391

(Commission File Number)

Delaware	74-2691412
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3815 South Capital of Texas Highway Building 3, Suite 300 Austin, Texas	78704
(Address of principal executive offices)	(Zip Code)

(512) 381-3700

(Registrant’s telephone number, including area code)

Item 5.

Other Matters.

On February 19, 2004, SigmaTel, Inc., a Delaware corporation, announced in a press release that it has priced the public follow-on offering of secondary and primary shares of its common stock. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 7.	Financial Statements and Exhibits.

(c)	Exhibits. Exhibit No.	Description

	99.1	Press Release dated February 19, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGMATEL, INC.

Dated: February 19, 2004	By:	/s/ Ross A. Goolsby

Ross A. Goolsby Vice President of Finance, Chief Financial Officer and Secretary

EXHIBIT INDEX

EXHIBIT NO.

99.1	Press Release dated February 19, 2004.